CONFORMED COPY





                              AMENDMENT No. 1 and CONSENT dated as of March 3,
                         1998 (this "Consent"), to the Credit Agreement dated as of February 3, 1998 (the "Credit Agreement"), among PACIFICORP POWERCOAL LLC, an Oregon limited liability company (the "Borrower"), the financial institutions party thereto from time to time (the "Lenders"), CITIBANK, N.A., a national banking association ("Citibank"), as paying agent (in such capacity, the "Paying Agent") for the Lenders, and as swingline lender (in such capacity, the "Swingline Lender") and issuing bank (in such capacity, the "Issuing Bank"), and CITICORP USA, INC., a Delaware corporation ("Citicorp USA"), as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

          A. The Borrower has requested that the Lenders (a) amend the definition of the term "PA Facility Agreement" in Section 1.01 of the Credit Agreement and (b) consent to an increase in the price per Share to be paid by PA pursuant to the Offer.

          B. The Lenders are willing so to amend the Credit Agreement and grant such consent on the terms and subject to the conditions herein contained.

          C. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment. Section 1.01 of the Credit Agreement is hereby amended by inserting in the definition of the term "PA Facility Agreement", immediately following the date "3 February, 1998," and before the word "among" on the first line therein, the words ", as amended by a letter agreement dated 3 March, 1998,".

          SECTION 2. Consent. The Lenders hereby consent to the increase in the price per Share to be paid by PA pursuant to the Offer, from the purchase price of 765 pence net per Share to up to a purchase price of 820 pence net per Share.

          SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Consent, the Borrower represents and warrants to each of the Lenders, the Paying Agent, the Issuing Bank and the Collateral Agent
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that, after giving effect to this Consent, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 4. Conditions to Effectiveness. This Consent shall become effective on the date on which the Paying Agent shall have received counterparts of this Consent that, when taken together, bear the signatures of the Borrower and the Lenders.

          SECTION 5. Effect of Consent. Except as expressly set forth herein, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Paying Agent, the Issuing Bank, the Collateral Agent or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          SECTION 6. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 7. APPLICABLE LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8. Headings. The headings of this Consent are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                       PACIFICORP POWERCOAL LLC,

                                         by PacifiCorp Group Holdings
                                            Company, its Member,

                                         by /s/ WILLIAM E. PERESSINI
                                            ------------------------------------
                                            Name:  William E. Peressini
                                            Title: Treasurer


                                       CITIBANK, N.A., individually as a
                                       Lender and as Paying Agent,
                                       Swingline Lender and Issuing Bank,

                                         by /s/ DALE R. GONCHER
                                            ------------------------------------
                                            Name:  Dale R. Goncher
                                            Title: Attorney-in-Fact


                                       CITICORP USA, INC., as Collateral
                                       Agent,

                                         by /s/ DALE R. GONCHER
                                            ------------------------------------
                                            Name:  Dale R. Goncher
                                            Title: Attorney-in-Fact


                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       individually as a Lender,

                                         by /s/ EDWARD C. FORST
                                            ------------------------------------
                                            Name: Edward C. Forst
                                            Title: Authorized Signatory


                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK, individually as a Lender,

                                         by /s/ KATHRYN SAYKO-YANES
                                            ------------------------------------
                                            Name:  Kathryn Sayko-Yanes
                                            Title: Vice President